Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik Chief Financial Officer (972) 490-9600	Andrea Welch Investor Relations (972) 778-9487	Scott Eckstein Financial Relations Board (212) 827-3766

ASHFORD HOSPITALITY TRUST DECLARES DIVIDENDS

FOR FOURTH QUARTER OF 2011 AND ISSUES GUIDANCE FOR A 10%

INCREASE FOR 2012 DIVIDENDS

DALLAS, December 15, 2011 — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that its Board of Directors declared a quarterly cash dividend of $0.10 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2011. The dividend, which equates to an annual rate of $0.40 per share, is payable on January 16, 2012, to shareholders of record as of December 31, 2011.

The Board also approved the Company’s dividend policy for 2012. The Company expects to pay a quarterly cash dividend of $0.11 per share for 2012, or $0.44 per share on an annualized basis. While this policy results in ample dividend coverage on a historical basis, the Company believes a more conservative approach is prudent during this time of global economic uncertainty. The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof. The Board will continue to review its dividend policy on a quarter-to-quarter basis.

The Board declared a quarterly cash dividend of $0.5344 per diluted share for the Company’s 8.55% Series A Cumulative Preferred Stock for the fourth quarter ending December 31, 2011. The dividend, which equates to an annual rate of $2.1375 per share, is payable on January 16, 2011, to shareholders of record as of December 31, 2011.

The Board declared a quarterly cash dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the fourth quarter ending December 31, 2011.

The dividend, which equates to an annual rate of $2.1125 per share, is payable on January 16, 2011, to shareholders of record as of December 31, 2011.

The Board declared a quarterly cash dividend of $ 0.5625 per diluted share for the Company’s 9.00% Series E Cumulative Preferred Stock for the fourth quarter ending December 31, 2011. The dividend, which equates to an annual rate of $2.25 per share, is payable on January 16, 2011, to shareholders of record as of December 31, 2011.

Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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